UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2016
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

8500 Freeport Parkway South, Suite 600	75063-2547
Irving, TX

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 3, 2015, the Board of Directors (“Board”) of the Federal Home Loan Bank of Dallas (“Bank”), acting upon a recommendation from its Compensation and Human Resources Committee (“Committee”), approved the Bank’s 2016 Long- Term Incentive Plan (“2016 LTIP”), subject to the review of the Federal Housing Finance Agency (“FHFA”). On January 21, 2016, the FHFA informed the Bank that it did not object to the 2016 LTIP. The 2016 LTIP is retroactively effective as of January 1, 2016.
The 2016 LTIP provides cash-based award opportunities based on the achievement of performance goals for the period from January 1, 2016 through December 31, 2018 (the “2016-2018 Performance Period”) to employees of the Bank who have been designated by the Board to be participants in the plan. For the 2016 LTIP, the Board has designated all of the Bank's executive officers as participants.
The performance goals under the 2016 LTIP were established by the Board and are based upon factors that relate primarily to the Bank's safety and soundness (hereinafter referred to as the "safety and soundness goals"). In addition, to further incentivize the Bank's executive officers, the Board also established several growth objectives under the 2016 LTIP that are separate and apart from the safety and soundness goals.
Each of the five safety and soundness goals under the 2016 LTIP has been assigned a percentage weight of 20 percent together with a “threshold,” “target” and “stretch” achievement level. For each safety and soundness goal, the percentage achievement can be 0 percent (if the threshold goal is not met), 60 percent (if results are equal to the threshold goal), 80 percent (if results are equal to the target goal) or 100 percent (if results are equal to or greater than the stretch goal). Achievement levels between threshold and target and between target and stretch for each safety and soundness goal will be interpolated in a consistent manner as determined by the Committee. The results for each safety and soundness goal will be multiplied by 20 percent to determine its contribution to the overall 2016 LTIP goal achievement. Awards become vested under the 2016 LTIP only if the performance goals have been met and the awards have received final approval by the Board following the end of the three-year performance period. Awards under the 2016 LTIP are payable no later than March 15, 2019.
The maximum awards that can be earned by the executive officers under the 2016 LTIP are equal to 30 percent of salary for the Bank’s President and Chief Executive Officer and 21.875 percent of salary for all other executive officers, subject to the additional incentives described below. These percentages were derived by multiplying the executives’ maximum annual potential award percentages (60 percent and 43.75 percent, respectively) by 50 percent. The other 50 percent of the executive officers’ 2018 incentive opportunity will be derived from his or her participation in the Bank's annual short-term incentive plan (known as the "Variable Pay Program" or "VPP") for 2018, as the results of the executives’ participation in the 2018 VPP will also be based upon the same maximum potential award percentages multiplied by 50 percent. For purposes of the 2016 LTIP, salary means the executive's average base salary during the 2016-2018 Performance Period. Each executive’s 2016 LTIP award (before additional incentives, if any) is computed by multiplying the executive's salary by his or her maximum award percentage (i.e., 30 percent or 21.875 percent) and then multiplying the result by the overall 2016 LTIP goal achievement percentage.
If the Bank’s overall goal achievement level relating to the 2016 LTIP’s safety and soundness goals is at least 60 percent, then the Bank's executive officers will be eligible to earn additional incentives up to 15 percent of their salary based on the achievement of growth objectives relating to the Bank’s advances, letters of credit, mortgage loans held for portfolio and earnings. For two of the four growth objectives, each executive can earn (for each objective) an additional incentive equal to 5.0 percent of his or her salary if the objective is met. For the other two growth objectives, each executive can earn (for each objective) an additional incentive equal to 2.5 percent of his or her salary if the objective is met. These incentives are calculated apart from, and are added to, the incentives relating to the achievement of the safety and soundness goals in the determination of the total 2016 LTIP awards.
Given the number of variables involved in the calculation of the 2016 LTIP awards, the ultimate payouts (other than the maximum payouts) could vary significantly. For instance, the 2016 LTIP awards could be less than 18 percent of salary for the Bank's President and Chief Executive Officer and 13.125 percent of salary for all of the Bank's other executive officers (that is, less than threshold achievement) if the Bank fails to achieve the threshold objective for one or more of its safety and soundness goals but achieves the threshold objective for each of its other safety and soundness goals. In addition, at the Board's discretion, the final 2016 LTIP awards may be modified up or down to account for performance that is not captured in the performance goals.
If an executive officer's employment is terminated for any reason during the 2016-2018 Performance Period, his or her unvested 2016 LTIP awards will generally be forfeited.
Among other reasons, the Board may exercise its discretion to reduce the amount of the 2016 LTIP awards for one or more of the Bank's executive officers if during the 2016-2018 Performance Period: (i) operational errors or omissions result in material revisions to the Bank’s financial results, the information submitted to the FHFA, or the data used to determine incentive award amounts; (ii) the submission of information to the Securities and Exchange Commission, the Federal Home Loan Banks Office of Finance, and/or the FHFA during 2016 has not been provided in a timely manner; (iii) the Bank fails to make sufficient progress, as determined and communicated to the Bank by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings/matters requiring executive management’s attention; or (iv) an executive officer is determined by the Board to have committed a violation of the Bank's Code of Conduct and Ethics for Employees or similar policy that is sufficiently significant to warrant a reduction or forfeiture of the executive's award. Further, the Board may remove an executive officer from the 2016 LTIP at any time in its sole discretion.
Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Form of 2016 Long-Term Incentive Plan, as approved by the Bank’s Board of Directors on December 3, 2015

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: February 29, 2016	By:	/s/ Tom Lewis
Tom Lewis
Executive Vice President and Chief Financial Officer